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                                                                    EXHIBIT 23.4

                 [LEE KEELING AND ASSOCIATES, INC. LETTERHEAD]

                  CONSENT OF LEE KEELING AND ASSOCIATES, INC.

     As independent oil and gas consultants, Lee Keeling and Associates, Inc. hereby consents to the incorporation by reference in this Form 10-K, to be filed with the Securities and Exchange Commission on or about March 27, 2002, of information from our reserve reports dated January 1, 2002, entitled "Appraisal Selected Properties" and all references to our firm included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K for the year ended December 31, 2001. We also consent to the reference to us under the heading "Experts" in such 10-K.

                                                LEE KEELING AND ASSOCIATES, INC.

                                                /s/ KENNETH RENBERG
                                                --------------------------------
                                                    Kenneth Renberg

Tulsa, Oklahoma
March 27, 2002